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                                  EXHIBIT 99.1

                                  PRESS RELEASE

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CONTACT: BILL PIERCE
Monadnock Community Bancorp, Inc.
Phone 603-924-9654
Fax 603-924-9379


October 15, 2004




PRESS RELEASE
FOR IMMEDIATE RELEASE


                   MONADNOCK COMMUNITY BANCORP, INC. ANNOUNCES
                 THE APPOINTMENT OF NEW DIRECTOR, EDWARD J. SHEA

        (Peterborough, NH) ---- Monadnock Community Bancorp, Inc. President & CEO, William Pierce, announced today that Edward J. Shea has joined the Board of Directors of Monadnock Community Bancorp, Inc., its parent corporation, Monadnock Mutual Holding Company, and its subsidiary Monadnock Community Bank.

        Pierce said of Shea, "We are excited to have Ted join our Board of Directors. He brings a strong business background to the Board along with a great reputation in the local community." Shea has spent the last 40 years in the retail and lumber business. He is the Chief Executive Officer of Belletetes, Inc., a lumber company which employs over 225 people through its six locations in New Hampshire and Massachusetts. He is a past President of the Massachusetts Retail Lumber Dealers Association and has served on a variety of other local and regional boards related to the lumber industry.

        Monadnock Community Bank is a subsidiary of Monadnock Community Bancorp, Inc. (OTC BB:MNCK). The Bank recently converted to a stock savings bank with the concurrent formation of Monadnock Community Bancorp, Inc. as the stock holding company of the Bank and formation of Monadnock Mutual Holding Company as a mutual holding company.